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                                                             Exhibit 99.B(d)(85)

                          SCHEDULE C DATED JULY 1, 2003
                                     TO THE
                       SEI INSTITUTIONAL INVESTMENTS TRUST
                   SUB-ADVISORY AGREEMENT DATED JUNE 14, 1996
                                     BETWEEN
         SEI INVESTMENTS MANAGEMENT CORPORATION (FORMERLY, SEI FINANCIAL
                             MANAGEMENT CORPORATION)
                                       AND
                              LSV ASSET MANAGEMENT

Pursuant to Article 4, the Adviser shall pay the Sub-Adviser compensation at an annual rate as follows:

         SEI INSTITUTIONAL INVESTMENTS TRUST

                Large Cap Fund                     0.13%*
                Large Cap Value Fund               0.13%*
                Small Cap Fund                     0.50%

*Applicable to LSV Asset Management's Enhanced Index strategy

Agreed and Accepted:


SEI INVESTMENTS MANAGEMENT CORPORATION       LSV ASSET MANAGEMENT

By:                                          By:
   /s/ Todd Cipperman                           /s/ Tremaine Atkinson
   -----------------------------------          --------------------------------

Name:                                        Name:
   Todd Cipperman                               Tremaine Atkinson
   -----------------------------------          --------------------------------

Title:                                       Title:
   Senior Vice President                        Chief Operating Officer
   -----------------------------------          --------------------------------